                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Affiliated Community Bancorp,
Inc.:

     We have audited the accompanying consolidated statements of financial condition of Affiliated Community Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of The Federal Savings Bank, a bank acquired during 1995 in a transaction accounted for as a pooling of interests, as of and for the years ended December 31, 1995 and 1994, as discussed in Note 2. Such statements are included in the consolidated financial statements of Affiliated Community Bancorp, Inc. and reflect total assets of 52 percent as of December 31, 1995 and total interest income of 53 percent and 52 percent in 1995 and 1994, respectively, of the related consolidated totals. These statements were audited by other auditors whose report has been furnished to us and our opinion on the consolidated financial statements of Affiliated Community Bancorp, Inc. and subsidiaries as of December 31, 1995 and for the two years in the period ended December 31, 1995, insofar as it relates to amounts included for The Federal Savings Bank, is based solely upon the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements were free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Affiliated Community Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                               ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 15, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Federal Savings Bank:

     We have audited the consolidated statements of financial condition of The Federal Savings Bank and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1995. These consolidated financial statements, which are not presented separately herein, are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Federal Savings Bank and subsidiaries as of December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in notes 1 and 3 to the consolidated financial statements referred to above, the Company changed its method of accounting for investment securities in 1994.


                              KPMG PEAT MARWICK LLP

Boston, Massachusetts
January 15, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Main Street Community Bancorp, Inc.:

     We have audited the consolidated statement of financial condition of Main Street Community Bancorp, Inc. and subsidiary as of December 31, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements, which are not presented separately herein, are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Main Street Community Bancorp, Inc. and subsidiary as of December 31, 1994, and the results of their operations and their cash flows for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in notes 1 and 3 to the consolidated financial statements referred to above, the Company changed its method of accounting for investment securities in 1994.


                              KPMG PEAT MARWICK LLP

Boston, Massachusetts
January 20, 1995

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                           December 31, 1996 and 1995
                    (Dollars in thousands, except share data)


                                                                                       December 31,
                                                                                   ------------------
                                                                                      1996      1995
                                                                                   ---------   ------
                                     Assets

Cash and due from banks .......................................................     $11,331   $14,037
Federal funds sold and overnight deposits .....................................       4,464     4,125
Investment securities--held to maturity (market value $173,372 and $177,384 at
  December 31, 1996 and 1995, respectively) (notes 3 and 8) ....................    173,510   176,100
Investment securities--available for sale (amortized cost $160,395 and $114,292
  at December 31, 1996 and 1995, respectively) (notes 3 and 8) ................     159,844   114,836
Loans held for sale ...........................................................          --     1,071
Loans receivable, net of allowance for possible loan losses of $7,759 and $7,127
  at December 31, 1996 and 1995, respectively (notes 4 and 11).................     645,797   535,679
Federal Home Loan Bank stock, at cost (note 3) ................................      14,638    10,355
Other real estate owned, net (note 5) .........................................         133     1,201
Accrued interest receivable ...................................................       7,124     5,873
Office properties and equipment, net (note 6) .................................       8,428     8,446
Deferred tax asset, net (note 10) .............................................       3,405     3,096
Other assets ..................................................................       3,539     3,661
                                                                                 ----------  --------
     Total assets .............................................................  $1,032,213  $878,480
                                                                                 ==========  ========

                      Liabilities and Stockholders' Equity

Liabilities:

    Deposits (note 7) .........................................................    $652,509  $583,832
    Federal Home Loan Bank advances (note 8) ..................................     267,171   186,835
    ESOP debt (note 14) .......................................................       1,394       679
    Mortgagors' escrow payments ...............................................       2,087     1,904
    Securities sold under agreements to repurchase (note 9)                             727        --
    Other (note 14) ...........................................................       6,923     5,940
                                                                                   --------  --------
        Total liabilities .....................................................     930,811   779,190
                                                                                   ========  ========

Commitments and contingencies (notes 4, 11, and 12)
Stockholders' equity (notes 13 and 14):

    Preferred stock, $.01 par value; 2,000,000 shares authorized, none issued           --          --
    Common stock, $.01 par value; 18,000,000 shares authorized; shares
      issued 5,347,166 in 1996 and 5,296,700 in 1995 ..........................         53          53
    Additional paid-in capital ................................................     49,159      48,263
    Retained earnings--restricted (notes 2 and 13) ............................     57,518      51,563
    Treasury stock at cost, 198,000 shares at December 31, 1996 ...............     (3,402)         --
    Unearned compensation--ESOP (note 14) .....................................     (1,394)       (679)
    Net unrealized gain (loss) on investment securities, net of tax effects
      (notes 3 and 10) ........................................................       (532)         90
                                                                                ----------    --------
        Total stockholders' equity ............................................    101,402      99,290
                                                                                ----------    --------
        Total liabilities and stockholders' equity ............................ $1,032,213    $878,480
                                                                                ==========    ========

     The accompanying notes are an integral part of these consolidated financial statements.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

              For the Years Ended December 31, 1996, 1995 and 1994

                      (In thousands, except per share data)


                                                                1996       1995        1994
                                                               ------     ------      ------
Interest and dividend income:
    Interest and fees on loans .............................   $48,661    $41,924    $33,150
    Interest and dividend income on investment securities ..    22,415     18,598     13,752
    Interest on federal funds sold and overnight deposits ..       265        474        469
                                                               -------    -------    -------
       Total interest and dividend income ..................    71,341     60,996     47,371
                                                               -------    -------    -------
Interest expense:
   Interest on deposits (note 7) ...........................    25,775     22,878     17,762
   Interest on borrowed funds ..............................    14,289    -10,346      5,130
                                                               -------    -------    -------
       Total interest expense ..............................    40,064     33,224     22,892
                                                               -------    -------    -------
Net interest income ........................................    31,277     27,772     24,479
Provision for possible loan losses (note 4) ................       605        325        550
                                                               -------    -------    -------
Net interest income after provision for possible loan losses    30,672     27,447     23,929
                                                               -------    -------    -------
Noninterest income:
   Mortgage loan servicing fees ............................       309        324        293
   Customer service fees and other .........................     1,300      1,320      1,383
   Gain (loss) on sales of securities, net .................       (47)        33       (420)
   Gain on sales of loans, net .............................        76         16         92
                                                               -------    -------    -------
       Total noninterest income ............................     1,638      1,693      1,348
                                                               -------    -------    -------
Noninterest expenses:
   Compensation and employee benefits (notes 14 and 15) ....     9,054      8,587      7,930
   Occupancy and equipment (notes 6 and 12) ................     2,086      1,994      1,772
   Data processing .........................................       835        792        809
   Professional services ...................................       702        786        810
   Federal Deposit Insurance premiums (notes 1 and 7) ......     2,860      1,006      1,251
   Other real estate owned expenses (income), net (note 5) .       129       (107)      (124)
   Marketing and promotion .................................       572        496        449
   Merger expenses (note 2) ................................        --      1,989         --
   Other ...................................................     2,728      2,691      2,548
                                                               -------    -------    -------
       Total noninterest expenses ..........................    18,966     18,234     15,445
                                                               -------    -------    -------
Income before provision for income taxes ...................    13,344     10,906      9,832
Provision for income taxes (note 10) .......................     4,821      5,199      2,806
                                                               -------    -------    -------
       Net income ..........................................    $8,523     $5,707     $7,026
                                                                ======     ======     ======
Earnings per share:
    Primary ................................................     $1.65      $1.07      $1.32
                                                                ======     ======     ======
    Fully diluted ..........................................     $1.64      $1.07      $1.32
                                                                ======     ======     ======
Weighted average shares outstanding:

    Primary ................................................     5,169      5,327      5,303
                                                                ======     ======     ======
    Fully diluted ..........................................     5,208      5,346      5,306
                                                                ======     ======     ======

      The accompanying notes are an integral part of these consolidated financial statements.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              For the Years Ended December 31, 1996, 1995 and 1994

                      (In thousands, except per share data)


                                                                                                                 Net
                                                                                                              Unrealized
                                                            Additional                            Unearned   Gain (Loss) on
                                                     Common   Paid-in    Treasury    Retained   Compensation- Investment
                                                      Stock   Capital      Stock     Earnings       ESOP      Securities      Total
                                                      -----   -------      -----     --------        ----     ----------      -----

Balance at December 31, 1993 ......................    $53    $47,935        $--      $42,341       $(964)        $78       $89,443
  Net income ......................................     --         --        $--        7,026          --          --         7,026
  ESOP transactions ...............................     --         63         --           --         143          --           206
  Issuance of common stock under stock
   option plan ....................................     --         71         --           --          --          --            71
  Cash dividends declared ($35 per
   share) .........................................     --         --         --       (1,839)         --          --        (1,839)
  Change in net unrealized gain (loss) on
   securities available for sale, net of
   tax effect .....................................     --         --         --           --          --      (1,621)       (1,621)
                                                       ---     ------        ---       ------      ------      ------        ------

Balance at December 31, 1994 ......................     53     48,069         --       47,528        (821)     (1,543)       93,286
 Net income .......................................     --         --         --        5,707          --          --         5,707
 ESOP transactions ................................     --         86         --           --         142          --           228
 Issuance of common stock under stock
   option plan ....................................     --        108         --           --          --          --           108
 Cash dividends declared ($.32 per
   share) .........................................     --         --         --       (1,672)         --          --        (1,672)
 Changes in net unrealized gain (loss)
   on securities available for sale, net
   of tax effect ..................................     --         --         --           --          --       1,633         1,633
                                                       ---     ------        ---       ------       -----       -----         -----

Balance at December 31, 1995 ......................     53     48,263         --       51,563        (679)         90        99,290
  Net income ......................................     --         --         --        8,523          --          --         8,523
  Common stock acquired by ESOP ...................     --        231        679           --        (910)         --            --
  ESOP transactions ...............................     --        127         --           34         195          --           356
  Issuance of common stock under stock
   option plan ....................................     --        396         --           --          --          --           396
  Purchase of treasury stock ......................     --         --     (4,081)          --          --          --        (4,081)
  Tax benefit from stock options
   exercised ......................................     --        142         --           --          --          --           142
  Cash dividends declared ($.51 per
   share) .........................................     --         --         --       (2,602)         --          --        (2.602)
  Change in net unrealized gain (loss) on
   securities available for sale, net of
   tax effect .....................................     --         --         --           --          --        (622)         (622)
                                                       ---     ------     ------       ------       -----        ----          ----

Balance at December 31, 1996 .......................    $53    $49,159    $(3,402)     $57,518     $(1,394)      $(532)     $101,402
                                                       ===    =======    =======      =======     =======       =====      ========

      The accompanying notes are an integral part of these consolidated financial statements.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              For The Years Ended December 31, 1996, 1995 and 1994
                             (Dollars in thousands)

                                                                                                      Years ended December 31,
                                                                                                  -------------------------------
                                                                                                  1996          1995         1994
                                                                                                  ----          ----         ----
Cash flows from operating activities:
  Net income ..............................................................................     $  8,523      $ 5,707      $  7,026
  Adjustments to reconcile net income to net cash provided by operating activities:
   Provision for possible loan losses .....................................................          605          325           550
   Provision for losses on other real estate owned ........................................          220          220           233
   Depreciation and amortization ..........................................................          771          644           601
   Gain on sales of loans .................................................................          (76)         (16)          (92)
   (Gain) loss on sales of securities .....................................................           47          (33)          420
   Net gain on sales of other real estate owned ...........................................         (285)        (361)         (432)
   Net amortization of premiums on investment securities ..................................          696          620         1,158
   (Benefit) provision for (prepaid) deferred income taxes ................................           86          751        (1,135)
   ESOP transactions ......................................................................          392          228           206
   Increase in Federal Home Loan Bank stock ...............................................       (4,283)        (549)       (3,690)
   (Increase) decrease in loans held for sale .............................................        1,071       (1,071)        5,726
   Increase in accrued interest receivable ................................................       (1,251)      (1,014)         (898)
   Other, net .............................................................................          715         (242)       (1,559)
                                                                                                  ------       ------        ------
     Net cash provided by operating activities ............................................        7,231        5,209         8,114
Cash flows from investing activities:
 Proceeds from sales of investment securities available for sale ..........................        1,104        4,423        25,511
 Proceeds from maturities of investment securities available for sale .....................       30,510       21,040        13,522
 Proceeds from maturities of investment securities held to maturity .......................       10,974       15,503           606
 Purchases of investment securities available for sale ....................................      (85,953)     (45,172)      (41,874)
 Purchases of investment securities held to maturity ......................................      (34,162)     (37,587)     (117,254)
 Principal payments received on investment securities available for sale ..................        8,642        3,136         7,856
 Principal payments received on investment securities held to maturity ....................       27,464       28,353        30,564
 Loan originations, net of repayments .....................................................     (112,482)     (67,016)      (71,943)
 Proceeds from sale of office properties and equipment ....................................           --          201             3
 Purchases of office properties and equipment .............................................         (753)      (1,466)       (1,177)
 Capitalized costs associated with other real estate owned net of payments received .......         (108)         (92)         (524)
 Proceeds from sales of other real estate owned ...........................................          815        1,938         4,950
                                                                                                 -------      -------        ------
     Net cash used by investing activities ................................................     (153,949)     (76,739)     (149,760)
Cash flows from financing activities:
 Net increase in deposits .................................................................       68,677       51,562         6,799
 Additions to Federal Home Loan Bank advances .............................................       80,336       26,635        98,200
 Increase in mortgagors' escrow payments ..................................................          183           87           246
 Increase in securities sold under agreements to repurchase ...............................          727           --            --
 Proceeds from issuance of common stock ...................................................          396          108            71
 Unfilled conversion stock subscription orders ............................................           --           --        (8,478)
 Purchase of treasury stock ...............................................................       (4,081)          --            --
 Proceeds from issuance of long-term debt .................................................          859           --            --
 Purchase of common stock by ESOP .........................................................         (910)          --            --
 Proceeds from sale of treasury stock .....................................................          910           --            --
 ESOP transactions ........................................................................         (144)        (142)         (143)
 Cash dividends paid on common stock ......................................................       (2,602)      (2,203)       (1,665)
                                                                                                  ------       ------        ------
     Net cash provided by financing activities ............................................      144,351       76,047        95,030
Net increase (decrease) in cash and cash equivalents ......................................       (2,367)       4,517       (46,616)
Cash and cash equivalents at beginning of year ............................................       18,162       13,645        60,261
                                                                                                  ------       ------        ------
Cash and cash equivalents at end of year ..................................................     $ 15,795      $18,162      $ 13,645
                                                                                                ========      =======      ========
Supplemental disclosures of cash flow information:
  Interest paid on deposits ................................................................    $ 25,742      $25,373      $ 18,399
  Interest paid on borrowed funds ..........................................................      14,859       10,115         4,655
  Income taxes paid, net of refunds ........................................................       5,525        4,437         3,547
Supplemental disclosures of non-cash transactions:
  Transfers to (from) foreclosed real estate ...............................................       1,006         (622)        1,993
  Loans granted on sale of foreclosed real estate ..........................................       1,497          827         1,189
  Investment securities transferred to available for sale ..................................          --       24,788        35,063
  Investment securities transferred from available for sale to held to
    maturity, net of unrealized depreciation ...............................................          --           --        14,393
  Securitization of loans to mortgage backed investments available for sale ................       2,326           --         5,753

        The accompanying notes are an integral part of these consolidated financial statements.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1996

1.  Summary of Significant Accounting Policies

  Basis of presentation and consolidation

     The accompanying consolidated financial statements include the accounts of Affiliated Community Bancorp, Inc., a Massachusetts corporation (the "Company" or "Affiliated"), and its two wholly owned direct subsidiaries, Lexington Savings Bank ("Lexington"), a Massachusetts chartered savings bank, and The Federal Savings Bank, a federally chartered savings bank ("Federal"), which are located in Lexington, Massachusetts and Waltham, Massachusetts, respectively. Lexington, as a state chartered savings bank, is insured by the Bank Insurance Fund ("BIF") and Federal, as a federally chartered savings institution, is insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation.

     Federal converted from a federally chartered mutual savings bank to a federally chartered stock savings bank on December 28, 1993. As part of the conversion, Main Street Community Bancorp, Inc. ("Main Street") was formed, acquired all of Federal's conversion stock and issued its common stock in a subscription offering. As a part of the affiliation of Federal and Lexington, Main Street was merged into Affiliated on October 18, 1995. See Note 2 for details of the affiliation.

     Lexington has four wholly owned subsidiaries, Lexington Financial Planning, Inc. ("LFP"), Lexington Securities Corporation, Mass. Ave. Securities Corporation and Minuteman Investment Corporation. LFP provides financial planning services to individuals within the Bank's market area. The other subsidiaries were established in December 1993 for the purpose of buying, holding and selling investment securities. Federal has four wholly owned subsidiaries, Main Street Building Corporation ("MSBC"), Main Street Investment Corporation ("MSIC"), TFSB Securities Corp I and TFSB Securities Corp II. MSBC holds, operates, manages and disposes of real estate owned acquired through foreclosure. MSIC was established in June 1994 as a service corporation to offer discount brokerage services. TFSB Securities Corp I and TFSB Securities Corp II were established in February 1996 for the purpose of buying, holding and selling investment securities. All material intercompany accounts and transactions have been eliminated in consolidation.

     The Company and its subsidiaries provide a full range of banking services to individual and corporate customers, are subject to competition from other financial institutions, are subject to regulations of certain federal and state agencies, and undergo periodic examinations by those regulatory authorities.

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheets and income and expenses during the reporting periods. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to change relate to the determination of the allowance for possible loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

  Cash equivalents

     Cash equivalents include federal funds sold with maturities of one day, Federal Home Loan Bank overnight deposits and interest-bearing deposits in banks which mature within 30 days.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

  Investment securities

     Debt securities that management has the positive intent and ability to hold to maturity be classified as "held to maturity" and reflected at amortized cost. Investments that are purchased and held principally for the purpose of selling in the near term are classified as "trading securities" and are reflected on the balance sheet at fair value, with unrealized gains and losses included in earnings. Investments not classified as either of the above are classified as "available for sale" and are reflected on the balance sheet at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of tax.

     In the fourth quarter of 1995, concurrent with the adoption of its implementation guide on SFAS No. 115, the Financial Accounting Standards Board ("FASB") allowed a one time reassessment of the SFAS No. 115 classifications of all securities currently held. Any reclassifications are accounted for at fair value in accordance with SFAS No. 115, and any reclassifications from the held-to-maturity portfolio that result from this one time reassessment do not call into question the intent of the Company to hold other debt securities to maturity in the future. The Company used the opportunity under this one time reassessment to reclassify securities from held-to-maturity to the available-for-sale portfolio with an amortized cost of approximately $24,788,000. In connection with this reclassification, net unrealized gains of $142,000 were recorded in available-for-sale securities and in stockholders' equity (on a net-of-tax basis).

     Federal Home Loan Bank stock is reflected at cost. Premiums and discounts are amortized and accreted over the term of the securities on the interest method or a method that approximates the interest method over the terms of the investments.

     If a decline in fair value below the amortized cost basis of an investment security is judged to be other than temporary, the cost basis of the investment is written down to fair value as a new cost basis and the amount of the write down is included in earnings. Gains and losses on the sale of investment securities are recognized at the time of the sale using the specific identification method.

  Loans

     The Company grants mortgage, commercial and consumer loans to customers that are primarily located in the eastern Massachusetts area. The ability of borrowers to honor their contracts is primarily dependent on the real estate and construction economic sectors and the general economy.

     Loans are stated at the amount of unpaid principal increased by the unamortized premium on loans purchased and reduced by unadvanced loan funds, net deferred loan fees and the allowance for possible loan losses. Premiums paid on loans acquired are amortized as an adjustment of the related loan yields by a method which approximates the interest method. Loan origination and commitment fees and certain direct loan origination costs, applicable to mortgage, commercial and construction loans, are deferred and amortized to interest income over the contractual lives of the loans by the interest method or taken into income at the time the loans are sold.

     Interest on loans is recognized on a simple-interest basis and is generally not accrued for loans which are ninety days or more past due. Interest income previously accrued on such loans is reversed against current period earnings.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

     Loans held for sale are carried at the lower of aggregate cost or market value. No adjustments for unrealized losses were required for 1996, 1995 and 1994.

     The Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures," on January 1, 1995. Under these accounting standards, loans are considered impaired when it is probable that the Company will not be able to collect principal, interest and fees according to the contractual terms of the loan agreement. Management considers the paying status, net worth and earnings potential of a borrower, and the value and cash flow of the collateral as factors to determine if a loan will be paid in accordance with its contractual terms. Management does not set any minimum delay of payments as a factor in reviewing for impaired classification. The amount judged to be impaired is the difference between the present value of the expected cash flows using as a discount rate the original contractual effective interest rate and the recorded investment of the loan. If foreclosure on a collateralized loan is probable, impairment is measured based on the fair value of the collateral compared to the recorded investment. If appropriate, a valuation reserve is established to recognize the difference between the recorded investment and the present value.
Impaired loans are charged off when management believes that the collectibility of the loan's principal is remote. The Company considers nonaccrual loans, except for smaller balance homogenous residential and consumer loans, and troubled debt restructures to be impaired under SFAS No. 114, as amended. All impaired loans are classified as nonaccrual. The adoption of this new standard on January 1, 1995 did not have an impact on the Company's allowance for possible loan losses.

     SFAS No. 114 also revises the definition of In-Substance Foreclosures ("ISF"). Under the new definition, ISF classification applies only to loans for which collateral is in the physical possession of the creditor. Upon adoption of SFAS No. 114, $1,816,000 of ISF was reclassified to loans.

  Allowance for possible loan losses

     The allowance for possible loan losses is established through a provision for possible loan losses charged to earnings and is maintained at a level considered adequate by management to provide for potential loan losses.

     The provision and the level of the allowance are evaluated on a regular basis by management and are based upon management's periodic review of the collectibility of the loans in light of historical experience, known and inherent risks in the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions.

     The allowance is an estimate, and ultimate losses may vary from current estimates and future additions to the allowance may be necessary. As adjustments become necessary, they are reported in the results of operations for the periods in which they become known. Loan losses are charged against the allowance when management believes the collectibility of the loan balance is unlikely.

  Loan Servicing

     The Company adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights" effective January 1, 1996. SFAS No. 122 requires entities that engage in mortgage banking activities to recognize as separate assets rights to service mortgage loans for others acquired through either the purchase or origination of mortgage loans and sale or securitization of those loans with servicing retained.

     The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on the following predominant risk characteristics of the

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

underlying loans; interest rates, type of interest and loan maturity dates. the amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

     When participating interests in loans sold have an average contractual interest rate, adjusted for normal servicing fees, that differs from the agreed yield to the purchaser, gains or losses are recognized equal to the present value of such differential over the estimated remaining life of such loans. The resulting "excess servicing receivable" or "deferred servicing revenue" is amortized over the estimated life using a method approximating the interest method.

     The excess servicing receivables are periodically evaluated in relation to estimated future servicing revenues, taking into consideration changes in interest rates, current prepayment rates, and expected future cash flows. The Bank evaluates the carrying value of the excess servicing receivables by estimating the future servicing income of the excess servicing receivables based on management's best estimate of remaining loan lives and discounted at the original discount rate.

     Mortgage servicing rights of $31,000 were capitalized and amortization of the mortgage servicing rights was $3,000 in 1996. No adjustment was required in 1996 to write down the capitalized asset to fair value.

  Other real estate owned

     Real estate acquired in settlement of loans is held for sale and is carried at the lower of cost or fair value less estimated costs to sell. Troubled loans are transferred to foreclosed property upon completion of formal foreclosure proceedings.

     Real estate properties acquired through foreclosure are initially recorded at fair value at the date of foreclosure, with any reduction in value charged to the allowance for possible loan losses at the time of transfer. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

     Valuations are periodically performed by management, and a valuation allowance is established through a charge to earnings if the carrying value of a property exceeds its fair value less estimated costs to sell.

  Office premises and equipment

     Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are carried at cost, less accumulated amortization computed on the straight-line method over the shorter of the lease or the estimated lives of the assets. It is general practice to charge the cost of maintenance and repairs to earnings when incurred; major expenditures for improvements are capitalized and depreciated.

  Intangible assets

     Goodwill attributable to the acquisition of Suburban National Corporation in 1993 is being amortized over ten years by the straight-line method. The Company reviews goodwill quarterly to assess realizability. Any impairments deemed permanent are recognized in current operating results. Based on the most recent analysis, the Company believes that no material impairment of goodwill existed at December 31, 1996 or December 31, 1995.

  Income taxes

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires that deferred tax assets and liabilities be reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

settled. As changes in tax laws or tax rates are enacted, deferred tax assets and liabilities will be adjusted accordingly through the provision for income taxes.

     For regulatory capital purposes, the recognition of deferred tax assets, when realization of such is dependent on an institution's future taxable income, is limited to the amount that can be realized within one year or 10% of capital, whichever is less.

  Retirement plans

     The compensation cost of an employee's pension benefit is recognized on the net periodic pension cost method over the employee's approximate service period. The aggregate cost method is utilized for funding purposes.

  Earnings and dividends declared per share

     Primary earnings per share computations include common stock (excluding unallocated ESOP shares) and dilutive common stock equivalents attributable to outstanding stock options. Fully diluted earnings per share computations reflect the higher market price of the Company's common stock at period end, if applicable, and the assumed further dilution applicable to outstanding stock options.

     Dividends declared per share for the years ended December 31, 1995 and 1994 represent the combined historical dividends declared by Lexington and Main Street determined by dividing the sum of the total dividends declared by Lexington and Main Street by the sum of the outstanding shares of common stock of Lexington and Main Street to which the dividends declared apply.

  Recent Accounting Pronouncements

     In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which is generally effective for transfers and servicing of financial assets and extinguishments of liabilities, as defined, after December 31, 1996. SFAS No. 125, as amended, requires an entity to recognize upon a transfer the financial and servicing assets it controls and the liabilities it has incurred, derecognize financial assets when control has been surrendered, and derecognize liabilities when extinguished. SFAS No. 125 supersedes SFAS No. 122. For servicing contracts in existence before January 1, 1997, previously recognized servicing rights and "excess servicing" receivables that do not exceed contractually specified servicing fees are combined, net of any previously recognized servicing obligations, as a servicing asset or liability with previously recognized servicing receivables that exceed contractually specified servicing fees being reclassified as interest-only strips receivable. The Company's management anticipates that the adoption of this statement will not have a material impact on its financial condition or results of operations.

  Reclassifications

     Certain reclassifications have been made to the 1994 and 1995 consolidated financial statements to conform with the 1996 presentation. Such reclassifications have no effect on previously reported consolidated net income.

2.  Affiliation

     Effective at the close of business on October 18, 1995, Affiliated acquired by merger all of the outstanding stock of two savings banks, Federal and Lexington, in a merger-of-equals transaction consummating the affiliation of Lexington and Federal (the "Affiliation").

     Main Street, Federal's former holding company, was a business corporation formed at the direction of Federal under the laws of the Commonwealth of Massachusetts on September 1, 1993. On December 28, 1993 (i) Federal converted from a federally chartered mutual savings bank to a federally chartered stock savings bank, (ii) Federal issued all of its outstanding capital stock to Main Street, and (iii) Main Street consummated its initial public offering of common stock, par value $.0l per share by selling 2,907,200 shares at a price of $10.00 per share, to Federal's Employee Stock Ownership Plan ("Federal ESOP") and to certain of Federal's eligible account holders who had subscribed for such shares (collectively, the "Conversion").

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

      As a result of the Conversion, Federal became a wholly owned subsidiary of Main Street. Main Street ceased operations on October 18, 1995 as a consequence of the Affiliation.

      Lexington and Main Street entered into an Affiliation Agreement and Plan of Reorganization dated as of March 14, 1995 (the "Affiliation Agreement"). The Affiliation Agreement provided for, among other things, (a) the formation by Lexington of a temporary bank holding company, LEXB Holding, Inc., (b) the acquisition by LEXB Holding, Inc. of all of the outstanding stock of Lexington,
(c) the merger of LEXB Holding, Inc. with and into Affiliated and (d) the merger of Main Street with and into Affiliated. The Affiliation was subject to approval by the stockholders of Main Street and Lexington and approval of state and federal bank regulatory agencies. At a Special Meeting of Main Street stockholders on August 22, 1995, the stockholders of Main Street approved the Affiliation Agreement and related transactions. At a Special Meeting of Lexington stockholders on September 14, 1995, the stockholders of Lexington approved the Affiliation Agreement and related transactions. The final remaining bank regulatory approval of the Affiliation was obtained on October 17, 1995.

      The transaction was accounted for as a pooling of interests under which the shareholders of Main Street, holding 2,907,200 shares received 2,907,200 shares of Affiliated common stock, and the shareholders of Lexington, holding 2,383,500 shares, received 2,383,500 shares of Affiliated common stock.

      The following table summarizes the separate results of operations and financial condition of Lexington and Main Street as of and for the nine months ended September 30, 1995 (unaudited).

                                                      Lexington      Main Street
                                                      ---------      -----------
                                                          (Dollars in thousands,
                                                          except per share data)

    Net interest income ............................     $  9,483     $ 11,076
    Net income .....................................     $  2,482     $  3,090
    Earnings per share:
       Primary .....................................     $   1.01     $   1.08
       Fully diluted ...............................     $   1.01     $   1.08
    Total assets ...................................     $404,717     $432,393
    Deposits .......................................     $256,511     $317,826
    Stockholders' equity ...........................     $ 38,936     $ 59,790

    The following table summarizes the separate results of operations and financial condition of Lexington and Main Street as of and for the year ended December 31, 1994.

                                                      Lexington      Main Street
                                                      ---------      -----------
                                                          (Dollars in thousands,
                                                          except per share data)

    Net interest income ............................     $ 11,762     $ 12,551
    Net income (1) .................................     $  3,007     $  4,019
    Earnings per share: (1)
       Primary .....................................     $   1.22     $   1.41
       Fully diluted ...............................     $   1.22     $   1.41
    Total assets ...................................     $393,659     $399,937
    Deposits .......................................     $227,400     $304,870
    Stockholders' equity ...........................     $ 36,301     $ 56,985

(1) Results for Main Street include tax benefits resulting from the change in SFAS No. 109 tax valuation reserve of $1,075,000 or $.38 per share for the year ended December 31, 1994.

    As a result of the pooling, the financial statements of Lexington, Federal and Main Street have been combined as if Affiliated had been in existence for the periods reported on.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

3.  Investment Securities

     The amortized cost and fair value of investment securities at December 31, 1996 and 1995, with gross unrealized gains and losses, are as follows:

                                                          December 31, 1996                         December 31, 1995
                                            -----------------------------------------   --------------------------------------------
                                                         Gross     Gross                              Gross     Gross
                                          Amortized  Unrealized  Unrealized    Fair    Amortized  Unrealized  Unrealized    Fair
                                              Cost       Gains     Losses      Value      Cost       Gains     Losses       Value
                                          ---------  ----------  ----------    -----   ---------  ----------  ----------    -----
                                                           (In thousands)                             (In thousands)

Securities available for sale:
  Government securities ..................  $ 86,645     $  86     $  (849)   $ 85,882   $ 50,620     $ 341     $   (76)   $ 50,885
  Corporate bonds ........................     2,034         5          (1)      2,038      4,591        18         (18)      4,591
 Asset-backed securities .................     4,473        12        (161)      4,324      5,801       ---        (100)      5,701
 Mortgage-backed securities:
   Balloons ..............................        --        --          --          --         --       ---          --          --
   Fixed .................................    12,018        47        (118)     11,947     11,518       139          --      11,657
   Variable ..............................    25,313       389        (139)     25,563     30,190       322        (134)     30,378
                                            --------     -----     -------    --------   --------       ---     -------    --------

     Total mortgage-backed securities ....    37,331       436        (257)     37,510     41,708       461        (134)     42,035
                                            --------     -----     -------    --------   --------       ---     -------    --------

  Mortgage-backed derivatives ............     7,585        11          --       7,596      8,229        32          --       8,261
  Marketable equity securities ...........    22,327       368        (201)     22,494      3,343        37         (17)      3,363
                                            --------     -----     -------    --------   --------       ---     -------    --------

     Total securities available for sale .  $160,395     $ 918     $(1,469)   $159,844   $114,292     $ 889     $  (345)   $114,836
                                            ========     =====     =======    ========   ========       ===     =======    ========

Securities held to maturity:
  Government securities ..................  $ 39,304     $ 232     $   (67)   $ 39,469   $ 22,408     $ 415     $   (22)   $ 22,801
  Corporate bonds ........................     3,003        12          --       3,015      4,011        47          --       4,058
  Asset-backed securities ................    19,466       100        (195)     19,371     17,695        72        (207)     17,560
  Mortgage-backed securities:
   Balloons ..............................    43,583        49        (526)     43,106     50,458       239        (283)     50,414
   Fixed .................................    39,702       402        (157)     39,947     46,851       965         (28)     47,788
   Variable ..............................    14,958        59        (149)     14,868     17,927        56        (188)     17,795
                                            --------    ------   ---------    --------   --------    ------     -------    --------

     Total mortgage-backed securities ....    98,243       510        (832)     97,921    115,236     1,260        (499)    115,997
                                            --------    ------   ---------    --------   --------    ------     -------    --------

  Mortgage-backed derivatives ............    13,494       174         (72)     13,596     16,750       218          --      16,968
                                            --------    ------   ---------    --------   --------    ------     -------    --------

     Total securities held to maturity ...  $173,510    $1,028     $(1,166)   $173,372   $176,100    $2,012     $  (728)   $177,384
                                            ========    ======   =========    ========   ========    ======     =======    ========

  Federal Home Loan Bank stock, at cost ..    14,638        --          --      14,638     10,355        --          --      10,355
                                            --------    ------   ---------    --------   --------    ------     -------    --------
    Total investment securities ..........  $348,543    $1,946     $(2,635)   $347,854   $300,747    $2,901     $(1,073)   $302,575
                                            ========    ======   =========    ========   ========    ======     =======    ========

      At December 31, 1996 and 1995, the Company has pledged certain investment securities with an amortized cost of $70,434,000 and $55,176,000, respectively, and a fair value of $69,885,000 and $55,135,000, respectively, as collateral against its Federal Home Loan Bank advances, securities sold under agreements to repurchase and the treasury, tax and loan account.

      The proceeds from sales of investment securities available for sale and related gains and losses for the years ended December 31, 1996, 1995 and 1994, are as follows:

                                                          December 31,
                                                         --------------
                                                       1996   1995   1994
                                                       ----   ----   ----
                                                         (In thousands)

Proceeds from sales of investment securities ....  $1,104    $4,423     $25,511
                                                   ======    ======     =======
Realized gains on sales of investment securities   $   --    $   70     $    10
                                                   ======    ======     =======
Realized losses on sales of investment securities  $  (47)   $  (37)    $  (430)
                                                   ======    ======     =======

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

      The amortized cost and fair value of debt securities by contractual maturity at December 31, 1996 and 1995 is as follows:

                                                          December 31, 1996
                          ----------------------------------------------------------------------------------------------------------
                              Government      Corporate        Asset-backed     Mortgage-backed   Mortgage-backed
                              securities      securities        securities        securities       derivatives           Total
                              ----------      ----------        ----------        ----------       -----------           -----
                          Amortized  Fair  Amortized  Fair   Amortized  Fair  Amortized  Fair  Amortized   Fair   Amortized   Fair
                            Cost     Value    Cost    Value     Cost    Value    Cost    Value   Cost      Value    Cost      Value
                            ----     -----    ----    -----     ----    -----    ----    -----   ----      -----    ----      -----
                                                           (In thousands)

Available for sale:
Within l year ...........  $ 1,506  $ 1,504  $1,005  $1,004  $   --  $    --  $    --  $    --  $   --  $     --  $  2,511  $  2,508
1 to 5 years ............   14,333   14,243   1,029   1,034      --       --       --       --      --        --    15,362    15,277
5 to 10 years ...........   60,298   59,887      --      --      --       --       --       --      --        --    60,298    59,887
Over 10 years ...........   10,508   10,248      --      --   4,473    4,324   37,331   37,510   7,585     7,596    59,897    59,678
                           -------  -------  ------  ------  ------  -------  -------  -------  ------  --------  --------  --------
                           $86,645  $85,882  $2,034  $2,038  $4,473  $ 4,324  $37,331  $37,510  $7,585  $  7,596  $138,068  $137,350
                           =======  =======  ======  ======  ======  =======  =======  =======  ======  ========  ========  ========

                                                          December 31, 1995
                          ----------------------------------------------------------------------------------------------------------
                               Government      Corporate       Asset-backed    Mortgage-backed   Mortgage-backed
                               securities      securities       securities       securities        derivatives          Total
                               ----------      ----------       ----------       ----------       -----------           -----
                           Amortized  Fair  Amortized  Fair  Amortized  Fair  Amortized   Fair  Amortized  Fair   Amortized   Fair
                              Cost    Value   Cost    Value    Cost     Value    Cost     Value   Cost     Value    Cost      Value
                              ----    -----   ----    -----    ----     -----    ----     -----   ----     -----    ----      -----
                                                           (In thousands)

Available for sale:
Within 1 year ............  $20,049  $20,263  $2,501  $2,485  $   --  $   --  $    --  $    --  $   52  $     52  $ 22,602  $ 22,800
1 to 5 years .............   10,072   10,015   2,090   2,106      --      --       --       --      --        --    12,162    12,121
5 to 10 years ............   20,499   20,607      --      --      --      --       --       --      --        --    20,499    20,607
Over 10 years ............       --       --      --      --   5,801   5,701    1,708   42,035   8,177     8,209    55,686    55,945
                            -------  -------  ------  ------  ------  ------  -------  -------  ------  --------  --------  --------
                            $50,620  $50,885  $4,591  $4,591  $5,801  $5,701  $41,708  $42,035  $8,229  $  8,261  $110,949  $111,473
                            =======  =======  ======  ======  ======  ======  =======  =======  ======  ========  ========  ========

                                                          December 31, 1996
                          ----------------------------------------------------------------------------------------------------------
                          Government      Corporate        Asset-backed       Mortgage-backed     Mortgage-backed
                          securities      securities        securities          securities         derivatives          Total
                          ----------      ----------        ----------          ----------         -----------          -----
                      Amortized  Fair  Amortized  Fair    Amortized   Fair   Amortized  Fair   Amortized   Fair   Amortized   Fair
                         Cost    Value    Cost    Value     Cost      Value    Cost     Value    Cost      Value    Cost      Value
                         ----    -----    ----    -----     ----      -----    ----     -----    ----      -----    ----      -----
                                                           (In thousands)

Held to maturity:
  Within 1 year .....  $ 3,897  $ 3,895  $3,003   $3,015  $    45  $     45  $ 8,823  $ 8,828  $    --  $     --  $ 15,768  $ 15,783
  1 to 5 years ......    9,721    9,817      --       --      586       586   33,732   33,239    2,127     2,114   446,166    45,756
  5 to 10 years .....   25,686   25,757      --       --    1,533     1,517   11,525   11,765    1,229     1,216    39,973    40,255
  Over 10 years .....       --       --      --       --   17,302   217,223   44,163   44,089   10,138    10,266    71,603    71,578
                       -------  -------  ------   ------  -------  --------  -------  -------  -------  --------  --------  --------
                       $39,304  $39,469  $3,003   $3,015  $19,466  $ 19,371  $98,243  $97,921  $13,494  $ 13,596  $173,510  $173,372
                       =======  =======  ======   ======  =======  ========  =======  =======  =======  ========  ========  ========

                                                          December 31, 1995
                          ----------------------------------------------------------------------------------------------------------
                           Government      Corporate      Asset-backed    Mortgage-backed    Mortgage-backed
                           securities      securities      securities       securities         derivatives             Total
                           ----------      ----------      ----------       ----------         -----------             -----
                      Amortized  Fair  Amortized  Fair  Amortized  Fair   Amortized  Fair    Amortized   Fair    Amortized   Fair
                         Cost    Value   Cost    Value    Cost     Value    Cost     Value     Cost      Value     Cost      Value
                         ----    -----   ----    -----    ----     -----    ----     -----     ----      -----     ----      -----
                                                           (In thousands)

Held to maturity:
Within l year ......  $    --  $    --  $1,001  $1,001  $    --  $         $    457  $    462 $    --   $    --  $  1,458  $  1,463
1 to 5 years .......   11,608   11,814   3,010   3,057    1,562     1,555    48,274    48,248   3,044     3,021    67,498    67,695
5 to 10 years ......   10,800   10,987      --      --       --        --     9,682     9,772     456       454    20,938    21,213
Over 10 years ......       --       --      --      --   16,133    16,005    56,823    57,515  13,250    13,493    86,206    87,013
                      -------  -------  ------  ------  -------  --------  --------    ------  ------   -------  --------  --------
                      $22,408  $22,801  $4,011  $4,058  $17,695  $ 17,560  $115,236  $115,997 $16,750   $16,968  $176,100  $177,384
                      =======  =======  ======  ======  =======  ========  ========    ======  ======   =======  ========  ========


               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      Mortgage-backed securities and mortgage-backed derivatives are shown at their final contractual maturity dates, but actual maturities may differ as borrowers have the right to prepay obligations without incurring prepayment penalties.

      At December 31, 1996, the mortgage-backed portfolio consisted of 1 year adjustable rate securities ($40.3 million), 5 and 7 year balloons ($43.6 million), 15 year fixed rate securities ($28.8 million) and 30 year fixed rate securities ($22.8 million). The adjustable rate securities were predominantly 30 year loans with annual rate adjustments. The $43.6 million in balloon securities, which had 4 to 5 year average lives when purchased and contractual maturity dates of 5 to 7 years, had a weighted average life of 2.1 years at December 31, 1996. The weighted average lives for the 15 and 30 year securities were 3.9 and 5.7 years, respectively.

      The mortgage-backed derivatives portfolio totalled $21.4 million, or 6.1% of total investment securities, and consisted of planned amortization classes (PAC's), targeted amortization classes (TAC's), sequential payment classes (SEQ's), scheduled amortization classes (SCH's) and accretion directed classes (AD's). The $21.4 million balance at year end had an average life of 2.0 years with 35.3% in monthly adjusting securities and the remaining 64.7% in fixed rate securities.

4.    Loans

      The following is a comparative summary of loan balances:

                                                           December 31,
                                                       -------------------
                                                        1996          1995
                                                       ------        ------
                                                          (In thousands)
 Mortgage loans on real estate:
   1-4 family ...................................    $ 428,308     $ 367,687
   Multifamily ..................................       31,092        27,833
   Commercial ...................................       94,419        72,896
   Construction and land development, net .......       46,344        28,405
   Premium on loans acquired ....................          135           180
                                                      --------      --------
                                                       600,298       497,001
                                                      --------      --------
 Other loans:
   Consumer .....................................        3,545         3,664
   Equity lines of credit .......................       16,204        15,387
   Commercial ...................................       35,338        28,636
                                                      --------      --------
                                                        55,087        47,687
   Less: Deferred loan fees and unearned income .       (1,829)       (1,882)
                                                      --------      --------
   Total loans ..................................      653,556       542,806
   Less: Allowance for possible loan losses .....       (7,759)       (7,127)
                                                      --------      --------
   Loans, net ...................................    $ 645,797     $ 535,679
                                                      ========      ========

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      The following table summarizes information regarding nonaccrual and restructured loans:

                                                        At December 31,
                                                    ----------------------
                                                     1996    1995    1994
                                                    ------  ------  ------
                                                       (In thousands)
     Nonaccrual loans ............................  $4,886  $5,402   $978
                                                    ======  ======   ====
     Restructured loans ..........................  $   --  $  199   $205
                                                    ======  ======   ====

                                                   Years ended December 31,
                                                  -------------------------
                                                     1996    1995    1994
                                                  --------  ------  -------
                                                        (In thousands)
     Income in accordance with original terms ....  $  543  $  552   $219
     Income recognized ...........................     300     314    174
                                                    ------  ------   ----
     Foregone interest income during year ........  $  243  $  238   $ 45
                                                    ======  ======   ====

      For the year ended December 31, 1996, the average recorded investment in impaired loans was $3,753,000 and the income recognized related to impaired loans was $213,000. At December 31, 1996, the Company classified $3,798,000 of its loans as impaired. Of the $3,798,000, $3,691,000 has been measured under the fair value of collateral method and $107,000 has been measured under the present value of the expected cash flows method. A portion of these impaired loans, $3,555,000, has a related valuation reserve of $667,000. In addition, $243,000 of impaired loans did not, in the opinion of management, require a related valuation reserve.

      For the year ended December 31, 1995 the average recorded investment in impaired loans was $2,900,000 and the income recognized related to impaired loans was $208,000. At December 31, 1995, the Company classified $2,693,000 of its loans as impaired. Of the $2,693,000, $2,494,000 has been measured under the fair value of collateral method and $199,000 has been measured under the present value of the expected cash flows method. A portion of these impaired loans, $2,007,000, has a related valuation reserve of $624,000. In addition, $686,000 of impaired loans did not, in the opinion of management, require a related valuation reserve.

      The Company's lending activities are conducted principally in Massachusetts and include single-family and multifamily residential loans, commercial real estate loans, small business loans, home equity loans and loans on deposits. In addition, the Company grants loans for the construction of residential homes, multifamily properties, commercial real estate properties and for land development. The ability and willingness of the single-family residential and other borrowers to honor their repayment commitments is generally dependent on the level of overall economic activity within the borrowers' geographic areas and real estate values. The ability and willingness of commercial real estate, multifamily and construction loan borrowers to honor their repayment commitments is generally dependent on the health of the real estate sector in the borrowers' geographic areas and the general economy.

      Pursuant to OTS regulations, Federal is limited in the amount of loans to one borrower to 15% of unimpaired capital and surplus. At December 31, 1996 and 1995, Federal had approximately $4,248,000 and $3,970,000, respectively, of outstanding loans to a single borrower secured by commercial and construction properties.

      Lexington, as a state chartered savings bank, is subject to a 20% of capital limitation with regard to outstanding loans to any one borrower.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      The following table summarizes information regarding loans sold and serviced for others by the Company:

                                                   December 31,
                                        -------------------------------------
                                          1996          1995           1994
                                         ------        ------         ------
                                                  (In thousands)
      Loans serviced for others ....... $101,060      $111,980       $110,826
                                        ========      ========       ========

      The Company sold certain convertible mortgage loans to investors pursuant to agreements which provide the investor with the right to require the Company to repurchase the loan should the buyer's conversion option be exercised. The balance of these convertible loans at December 31, 1996 and 1995 amounted to $467,000 and $473,000, respectively.

      In the ordinary course of business, the Company makes loans to its executive officers, directors and their affiliated companies at substantially the same terms as loans made to nonrelated borrowers. An analysis of related party loans, individually over $60,000, for the years ended December 31, 1996 and 1995 is as follows:
                                                               Years Ended
                                                               December 31,
                                                            -------------------
                                                             1996         1995
                                                            ------       ------
                                                               (In thousands)
      Balance at beginning of year .......................  $ 8,634     $8,116
           New loans .....................................      562        999
           Payments ......................................   (1,074)      (481)
           Other .........................................   (5,609)      --
                                                            -------     ------
      Balance at end of year .............................  $ 2,513     $8,634
                                                            =======     ======


      The other reduction for 1996 represents loans to an individual who is no longer a related party due to his resignation from the Board of Directors of a subsidiary bank. The Company leases office space from a realty trust of which the former director holds an ownership interest. Rent and other expenses under the lease amounted to $166,000 for each of 1996, 1995 and 1994, respectively.

      An analysis of the allowance for possible loan losses follows:

                                            Years Ended December 31,
                                        -------------------------------
                                          1996        1995        1994
                                          ----        ----        ----
                                                  (In thousands)
Balance at beginning of year .......    $ 7,127     $ 6,996     $ 6,603
Provision for possible loan losses..        605         325         550
Recoveries .........................        447         150          49
                                        -------     -------     -------
                                          8,179       7,471       7,202
Loans charged-off ..................       (420)       (344)       (206)
                                        -------     -------     -------
Balance at end of year .............    $ 7,759     $ 7,127     $ 6,996
                                        =======     =======     =======

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

5.   Other Real Estate Owned

      The components of other real estate owned are as follows:

                                                                  December 31,
                                                               ----------------
                                                               1996      1995
                                                               ----      ----
                                                                (In thousands)
Residential:
   1-4 family ...........................................      $123    $  232
   Multifamily ..........................................        --        --
Commercial real estate ..................................        --       960
Land ....................................................        10         9
                                                               ----    ------
                                                                133     1,201
Less: Accumulated income from in-substance foreclosures..        --        --
                                                               ----    ------
       Total ............................................      $133    $1,201
                                                               ====    ======

      The following is a summary of other real estate owned income (expenses), net:
                                               Years ended December 31,
                                            ------------------------------
                                            1996         1995         1994
                                            ----         ----         ----
                                                    (In thousands)
     Net gain on sales .............       $ 285        $ 361        $ 432
     Provision for loss ............        (220)        (220)        (233)
     Net holding costs .............        (194)         (34)         (75)
                                           -----        -----        -----
                                           $(129)       $ 107        $ 124
                                           =====        =====        =====

6.   Office Properties and Equipment, Net

      Office properties and equipment at cost less accumulated depreciation and amortization consisted of the following:

                                                           December 31,
                                                      --------------------
                                                        1996         1995
                                                       ------       ------
                                                          (In thousands)
     Land .........................................   $  1,621    $  1,621
     Office buildings and improvements ............      6,682       6,186
     Leasehold improvements .......................        430         382
     Construction in process ......................       --           292
     Furniture, fixtures and equipment ............      3,468       3,158
                                                      --------    --------
                                                        12,201      11,639
     Accumulated depreciation and amortization ....     (3,773)     (3,193)
                                                      --------    --------
                                                      $  8,428    $  8,446
                                                      ========    ========

      Depreciation expense for the three years ended December 31, 1996, 1995 and 1994 amounted to $771,000, $644,000 and $601,000, respectively, and is included in occupancy and equipment expenses.

               AFFILIATED COMMUNiTY BANCORP, INC. AND SUBSIDIARIES

7.   Deposits

      Deposits are summarized as follows:
                                                           December 31,
                                                      --------------------
                                                        1996         1995
                                                       ------       ------
                                                          (In thousands)
     Demand .....................................     $ 41,557     $ 33,680
     NOW ........................................       51,347       50,487
     Regular savings ............................      122,739      119,995
     Money market ...............................       66,492       61,219
                                                      --------     --------
        Total non-certificate accounts ..........     $282,135     $265,381
                                                      ========     ========
     Certificates of less than $100,000 .........      297,990      276,512
     Certificates of $100,000 and over ..........       72,384       41,939
                                                      --------     --------
          Total certificate accounts ............      370,374      318,451
                                                      --------     --------
          Total deposits ........................     $652,509     $583,832
                                                      ========     ========

      Contractual maturities of term deposits at December 31, 1996 and 1995 were as follows:

                                          1996                  1995
                                   -------------------   -------------------
                                             Weighted              Weighted
                                     Amount  Avg. Rate   Amount    Avg. Rate
                                    -------  ---------   ------    ---------
                                             (Dollars in thousands)
     Within one year ..........    $267,177    5.51%   $193,564      5.83%
     One to two years .........      47,416    5.93%     62,487      5.93%
     Two to three years .......      22,513    6.11%     26,424      6.06%
     Three to four years ......      11,241    6.52%     11,160      6.28%
     Four to five years .......       9,163    6.59%     10,727      6.62%
     Over five years ..........      12,864    6.68%     14,089      6.72%
                                   --------    ----    --------      ----
                                   $370,374    5.70%   $318,451      5.95%
                                   ========    ====    ========      ====

      Certificates of deposit obtained through brokers amounted to approximately $30,086,000 at December 31, 1996 and $10,892,000 at December 31, 1995. The terms of the $30,086,000 of certificates of deposit at December 31, 1996 provide for rates ranging between 5.15% and 7.00%, a weighted average rate of 5.87%, and maturities extending through February, 2003.

      Effective September 30, 1996 the FDIC imposed a special one-time assessment on the SAIF-insured deposits of each depository institution in an amount sufficient to recapitalize the SAIF to 1.25% of total insured deposits. The FDIC determined that a special assessment of 0.657% of the SAIF assessable deposits as of March 31, 1995 was required. This one-time charge based on the SAIF assessable deposits as of March 31, 1995 amounted to approximately $2,121,000 and is included in Federal Deposit Insurance premiums in the accompanying consolidated statements of income for the year ended December 31, 1996.

      Interest expense on deposits consisted of the following:

                                                 Years ended December 31,
                                               -----------------------------
                                               1996         1995       1994
                                               ----         ----       ----
                                                      (In thousands)
     Regular savings .....................    $ 3,121    $ 3,206    $ 3,400
     NOW and money market accounts .......      3,458      3,025      3,518
     Certificate accounts ................     19,196     16,647     10,844
                                              -------    -------    -------
                                              $25,775    $22,878    $17,762
                                              =======    =======    =======

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

8.   Federal Home Loan Bank Advances

      A summary of Federal Home Loan Bank of Boston ("FHLBB") advances by maturity is as follows:

                                                    December 31,
                                      -----------------------------------------
                                             1996                  1995
                                      -------------------   -------------------
                                                 Weighted              Weighted
                                       Amount   Avg. Rate   Amount    Avg. Rate
                                      -------   ---------   ------    ---------
                                             (Dollars in thousands)

     Within 1 year ................   $177,300     5.64%   $136,500     5.98%
     Over 1 year to 2 years .......     70,041     6.04      31,800     5.96
     Over 2 years to 3 years ......     14,000     6.04       4,800     5.94
     Over 3 years .................      4,500     6.69     -12,000     6.14
                                      --------     ----    --------     ----
                                      $265,841     5.78%   $185,100     5.98%
                                      ========     ====    ========     ====

      The advances require interest to be paid monthly, with principal due upon maturity. In addition to the above borrowings, the Company had $1,330,000 and $1,735,000 outstanding under its overnight lines of credit with the FHLBB at December 31, 1996 and 1995, respectively.

      The Company has available overnight lines of credit totaling $23.5 million with the FHLBB at an interest rate that adjusts daily. The Company's total borrowing capacity from the FHLBB was approximately $604 million at December 31, 1996. Total borrowings from the FHLBB are limited to 20 times the value of the FHLBB Capital Stock owned by the Company. All borrowings from the FHLBB are secured by a blanket lien on certain qualified collateral, defined principally as 90% of the fair value of U.S. Government and federal agency obligations and 75% of the carrying value of first mortgage loans on 1-4 family, owner-occupied residential property. The Company may be subject to a substantial penalty upon prepayment of FHLBB advances.

9. Securities Sold Under Agreements to Repurchase

      Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                  1996
                                                             ------------
                                                         (Dollars in thousands)
      Average balance during the year ..............................  $  203
      Average interest rate during the year ........................    4.76%
      Maximum month-end balance during the year ....................  $1,119
      Agency securities underlying the agreements at year end:
           Carrying value ..........................................  $1,109
           Estimated fair value ....................................  $1,109

      There were no repurchase agreements outstanding during the year ended December 31, 1995.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

10.  Income Taxes

      Allocation of federal and state income taxes between current and deferred portions, calculated using the liability method in 1996, 1995 and 1994 is as follows:

                                                 Years ended December 31,
                                               -----------------------------
                                               1996        1995       1994
                                               ----        ----       ----
                                                      (In thousands)
      Current tax provision:
          Federal .........................  $4,097      $3,464     $ 3,103
          State ...........................     638         984         838
                                             ------      ------     -------
                                              4,735       4,448       3,941
                                             ------      ------     -------
      Deferred (prepaid) provision:
          Federal .........................      35         555         (67)
          State ...........................      51         216           7
          Change in valuation reserve .....     --          (20)     (1,075)
                                             ------      ------     -------
                                                 86         751      (1,135)
                                             ------      ------     -------
                                             $4,821      $5,199     $ 2,806
                                             ======      ======     =======

      The reasons for the differences between the statutory federal income tax rates and the effective tax rates are summarized as follows:

                                                   Years ended December 31,
                                                   ------------------------
                                                     1996    1995    1994
                                                     ----    ----    ----
     Statutory rates ..............................  34.0%   34.0%   34.0%
     Increase (decrease) resulting from:
          State taxes, net of federal tax benefit .   3.4     7.3     5.1
          Merger expenses .........................    --     6.2      --
          Change in valuation reserve .............    --     (.2)  (10.9)
          Dividends received deduction ............  (1.7)     --     (.1)
          Other, net ..............................    .4      .4      .4
                                                     ----    ----    ----
             Effective tax rates ..................  36.1%   47.7%   28.5%
                                                     ====    ====    ====

      At December 31, 1996 and 1995, the tax effects of items that give rise to deferred taxes are as follows:

                                                        1996        1995
                                                        ----        ----
                                                          (In thousands)
     Allowance for possible loan losses .........      $2,737       $2,433
     Accrued expenses ...........................         231          315
     Deferred loan fees .........................          24          207
     Employee benefit plans .....................         565          664
     Depreciable property .......................        (505)        (477)
     Investments ................................         334           43
     Valuation reserve ..........................         (46)         (46)
     Other ......................................          65          (43)
                                                      -------      -------
            Net deferred tax asset ..............      $3,405       $3,096
                                                      =======      =======

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      The Company's gross deferred tax asset was $3,956,000 and $3,662,000, at December 31, 1996 and 1995, respectively. Gross deferred tax liabilities were $551,000 and $566,000 at December 31, 1996 and 1995, respectively.

      In August of 1996, Congress passed the Small Business Job Protection Act of 1996. Included in this bill was the repeal of IRC Section 593, which allowed thrift institutions special provisions in calculating bad debt deductions for income tax purposes. Thrift institutions now will be viewed as commercial banks for income tax purposes. The repeal is effective for tax years beginning after December 31, 1995.

      One effect of this legislative change is to suspend the Company's bad debt reserve for income tax purposes as of its base year, December 31, 1987 for Federal and October 31, 1988 for Lexington. Any bad debt reserve in excess of the base year amount is subject to recapture over a six-year time period. The suspended (i.e. base year) amount is subject to recapture upon the occurrence of certain events, such as a complete or partial redemption of the Company's stock or if the Company ceases to qualify as a bank for income tax purposes.

      At December 31, 1996, the Company's surplus includes approximately $16,902,000 of bad debt reserves, representing the base year amount, for which income taxes have not been provided. Since the Company does not intend to use the suspended bad debt reserve for purposes other than to absorb the losses for which it was established, deferred taxes in the amount of $7,034,000 have not been recorded with respect to such reserve.

11. Financial Instruments with Off-balance Sheet Risk and Concentration of Credit Risk

      The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to originate loans, lines of credit and letters of credit, and commitments to sell loans. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statement of financial condition. The contractual amounts of those instruments reflect the extent of the Company's involvement in particular classes of financial instruments.

      The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments, and lines and letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

      Financial instruments with off-balance sheet risk consisted of the following:

                                                                               December 31,
                                                                              --------------
                                                                              1996      1995
                                                                              -----    -----
                                                                              (In thousands)
     Financial instruments whose contract amounts represent credit risk:
          Commitments to originate loans and advance funds ................  $37,723  $43,243
          Unused lines of credit ..........................................   41,953   35,665
          Letters of credit ...............................................    2,350    1,422

      Fixed and variable rate loan origination commitments approximated $11,240,000 and $4,653,000, respectively, at December 31, 1996 and $5,988,000 and $18,481,000, respectively, at December 31, 1995.

      Commitments to originate loans and letters of credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral deemed necessary by the Company upon the extension of credit is based on management's credit evaluation of the borrower.

      Commitments to sell mortgage loans are contracts that the Company enters into for the purpose of reducing the market risk associated with originating loans for sale. In order to fulfill a commitment, the Company typically first exchanges current production of loans for cash through the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, which loans are then delivered to national securities firms at a future date at prices or yields specified by the contracts. Risks may arise from the inability of the Company to originate loans to fulfill the contracts. In this case, the Company would usually substitute loans it may hold in portfolio or purchase securities in the open market to deliver against the contract or settle the contract for cash.

      At December 31, 1996, the remaining commitments to deliver loans pursuant to master commitments with secondary mortgage market investors amounted to approximately $9,154,000. Failure to fulfill delivery requirements of commitments may result in payment of certain fees to investors. Individual commitments to sell loans require the Company to make delivery at a specific future date of a specified amount, at a specified price or yield. Loans are generally sold without recourse and, accordingly, risks arise principally from movements in interest rates.

12.   Commitments and Contingencies

   Severance and special termination agreements

      The Company has entered into Severance Agreements with its President and the President of Federal, that provide for a specified level of compensation for periods of eighteen and twelve months, respectively in the event of their severance. However, employment may be terminated under such agreements for cause, as defined, without incurring any continuing obligations. The Company also has entered into Special Termination Agreements with certain senior executives. The Agreements generally provide for certain lump sum severance payments following termination within a three-year period following a "change in control" as defined in the Agreements.

   Operating lease commitments

      Pursuant to the terms of noncancelable lease agreements in effect at December 31, 1996 pertaining to office properties and equipment, future minimum lease payments are as follows:
                                                               Future Minimum
    Years Ending December 31,                                  Lease Payments
    -------------------------                                  --------------
                                                               (In thousands)
    1997 ...................................................       $431
    1998 ...................................................        265
    1999 ...................................................        146
    2000 ...................................................         86
    2001 ...................................................         79
    Thereafter .............................................        103

      Two of the lease agreements contain options to extend for a period up to ten years. The cost of such extensions is not included above. Total rent expense for the years ended December 31, 1996, 1995 and 1994 amounted to $476,000, $540,000 and $515,000, respectively, and is included in occupancy and equipment expenses.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      In the ordinary course of business, the Company is involved in litigation. Management, after reviewing current litigation and discussing the same with legal counsel, is of the opinion that resolution of these claims will not have a material effect on the Company's consolidated financial position, annual results of operations, or liquidity.

      On December 18, 1996, Affiliated Community Bancorp, Inc. announced that it had signed a definitive agreement to provide the initial capitalization for Middlesex Bank and Trust Company (in organization), ("Middlesex"). Middlesex is a de novo bank that will be located in City of Newton, Massachusetts and the transaction is subject to the necessary regulatory approvals.

13. Stockholders' Equity and Regulatory Matters

      The Company and its primary Bank subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its primary bank subsidiaries must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and its primary bank subsidiaries' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Company and its primary bank subsidiaries to maintain minimum amounts and ratios set forth in the table below of total and Tier I capital to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1996, that the Company and its primary subsidiary banks meet all capital adequacy requirements to which they are subject.

      As of December 31, 1996, the most recent notification from the Company's two banking subsidiaries' primary regulators categorized them as well capitalized under their regulatory framework for prompt corrective action. To be categorized as well capitalized the Company and its primary banking subsidiaries must maintain minimum total risk-based, Tier I risk-based, Tier 1 leverage and tangible capital ratios as set forth in the table. There are no conditions or events since these notifications that management believes have changed the category classifications.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      The Company and its primary bank subsidiaries' actual capital amounts and ratios are also presented in the table.

                                                                              Minimum for         Minimum for
                                                                           Capital Adequacy    Well Capitalized
                                                          Actual               Purposes             Status
                                                     ----------------      ---------------     ---------------
                                                     Amount     Ratio      Amount    Ratio     Amount    Ratio
                                                     ------     -----      ------    -----     ------    -----
                                                                        (Dollars in thousands)
     As of December 31, 1996:
      Total Capital (to Risk Weighted Assets):
        Affiliated consolidated ................    $108,373    19.08%    $45,428     8.00%       N/A
        Federal ................................      52,910    19.26%     21,977     8.00%    27,471    10.00%
        Lexington ..............................      43,748    15.01%     23,310     8.00%    29,138    10.00%

      Tier 1 Capital (to Risk Weighted Assets):
        Affiliated consolidated ................    $101,267    17.83%    $22,714     4.00%       N/A
        Federal ................................      49,475    18.01%     10,988     4.00%    16,482     6.00%
        Lexington ..............................      41,099    14.10%     11,655     4.00%    17,483     6.00%

      Tier 1 Capital (to Average Assets):
        Affiliated consolidated ................    $101,267     9.98%    $30,433     3.00%       N/A
        Federal ................................      49,475     9.47%     15,680     3.00%    26,133     5.00%
        Lexington ..............................      41,099     8.37%     14,733     3.00%    24,555     5.00%

      Tangible Capital (to Adjusted Assets)
        Federal ................................    $ 49,475     9.26%    $ 8,012     1.50%       N/A

     As of December 31, 1995:
      Total Capital (to Risk Weighted Assets):
        Affiliated consolidated ................    $104,229    22.60%    $36,901     8.00%       N/A
        Federal ................................      49,773    21.90%     18,185     8.00%    22,731    10.00%
        Lexington ..............................      40,407    17.19%     18,659     8.00%    23,324    10.00%

      Tier 1 Capital (to Risk Weighted Assets):
        Affiliated consolidated ................    $ 98,438    21.34%    $18,451     4.00%       N/A
        Federal ................................      46,932    20.65%      9,093     4.00%    13,639     6.00%
        Lexington ..............................      38,128    16.22%      9,329     4.00%    13,994     6.00%

      Tier 1 Capital (to Average Assets):
        Affiliated consolidated ................    $ 98,438    11.47%    $25,780     3.00%       N/A
        Federal ................................      46,932    10.54%     13,364     3.00%    22,274     5.00%
        Lexington ..............................      38,128     9.23%     12,392     3.00%    20,654     5.00%

      Tangible Capital (to Adjusted Assets)
        Federal ................................    $ 46,932    10.31%    $ 6,825     1.50%       N/A

      The ability of Lexington and Federal to pay dividends to the Company is limited to the extent necessary for the banks to comply with regulatory capital guidelines.

      At the time of Lexington's conversion from mutual to stock form in 1986, Lexington established a liquidation account in the amount of $11,581,000 for the benefit of eligible account holders. The liquidation account is reduced annually to the extent that eligible account holders reduce their qualifying deposits. At December 31, 1996, the liquidation account had a balance of approximately $3,709,000. In the event of a complete liquidation of Lexington, eligible account holders could be entitled to receive a distribution from the liquidation account to the extent that funds are available.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      At the time of Federal's conversion from mutual to stock form in 1993, Federal established a liquidation account for the benefit of eligible account holders in an amount equal to the retained earnings of the bank as of the date of its latest balance sheet date contained in the final Prospectus used in connection with the conversion. In the event of a complete liquidation of Federal, eligible depositors who continue to maintain accounts at Federal would be entitled to receive a distribution from the liquidation account. The total amount of the liquidation account may be decreased if the balances of eligible depositors decrease on the annual determination dates. At December 31, 1996, Federal's liquidation account approximated $13,300,000.

14. Employee Benefits

      The Company through its two wholly-owned subsidiary banks, Lexington and Federal, provide the following benefit programs.

  Pension Plan--Lexington

      Lexington provides basic and supplemental pension benefits for eligible employees through the Savings Bank Employees Retirement Association ("SBERA") Pension Plan (the "Retirement Plan"). Each employee reaching the age of 21 and having completed at least 1,000 hours of service in a twelve-month period, beginning with such employee's date of employment, automatically becomes a participant in the Retirement Plan. Participants are 100% vested after 3 years of service or at age 62, if earlier. Lexington's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions made under the plan totaled approximately $383,000 for 1996 and $61,000 for 1995. No contributions were made in 1994.

      Net periodic pension cost for the plan years ended October 31, 1996, 1995 and 1994 consisted of the following:

                                                      1996    1995  1994
                                                      ----    ----  ----
                                                        (In thousands)
   Service cost-benefits earned during year .......  $ 298   $ 206  $165
   Interest cost on projected benefits ............    220     162   122
   Actual return on plan assets ...................   (295)   (273)  (77)
   Net amortization and deferral ..................     (4)     (4)   (4)
   Amortization of net loss .......................    153     155   (16)
                                                     -----   -----  ----
                                                     $ 372   $ 246  $190
                                                     =====   =====  ====

      Total Lexington pension expense for the years ended December 31, 1996, 1995 and 1994 amounted to $312,000, $313,000 and $258,000, respectively, and is included in compensation and employee benefits expense.

      According to the Plan's actuary, the funded status of the plan is as follows at October 31, 1996, and 1995:

                                                                1996      1995
                                                                ----      ----
                                                                (In thousands)
   Plan assets at fair value ...............................  $ 2,637   $ 1,952
   Projected benefit obligation ............................   (3,386)   (3,142)
                                                              -------   -------
   Excess of projected benefit obligation over plan assets .     (749)   (1,190)
   Unrecognized net obligation at transition ...............      (75)      (79)
   Unrecognized net (gain) loss ............................      (39)      390
                                                              -------   -------
   Pension liability included on balance sheet .............  $  (863)  $  (879)
                                                              =======   =======

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      The accumulated benefit obligation (substantially all vested) at October 31, 1996 and 1995, amounted to $1,956,000 and $1,689,000, respectively, which was less than the fair value of plan assets at those dates.

      For the plan years ended October 31, 1996, 1995 and 1994, actuarial assumptions include an assumed discount rate on benefit obligations of 7.50%, 7.00% and 8.00%, respectively, and an expected long-term rate of return on plan assets of 8.00%, 8.00% and 7.00%, respectively. An annual salary increase of 6% was utilized for all years.

      Beginning in 1995, Lexington offered a Supplemental Employees Retirement Plan ("SERP") to certain key executives. The SERP plan is funded through life insurance policies with the policy benefits accruing to Lexington and executives. The SERP provides for yearly retirement benefits based on the return on certain insurance policies purchased by Lexington in excess of the yield on an alternative investment of an equal amount deemed the opportunity cost as outlined in the SERP plan, if any. Upon retirement, the annual earnings in excess of the opportunity cost, if any, are paid to the executives each year in addition to the benefit accrued to the retirement date, if any. The cash surrender value of the policies was approximately $1,710,000 and $1,693,000 as of December 31, 1996 and 1995, respectively, and is included in other assets in the accompanying consolidated balance sheets. Total income recognized on the SERP plan for the years ended December 31, 1996 and 1995 was approximately $17,000 and $3,000, respectively. No expenses were incurred under the SERP plan for 1996 and 1995.

  Pension Plan--Federal

      Under the Federal plan all eligible officers and employees are included in a noncontributory defined benefit pension plan provided by Federal as a participating employer in the Financial Institutions Retirement Fund (the "Fund"), a multi-employer plan. The Fund does not segregate its assets or liabilities by participating employer. Contributions are based on the individual employer's experience. According to the Fund's administrators, as of June 30, 1996, the date of the latest actuarial valuation, the market value of the Fund's net assets exceeded the actuarial present value of accumulated vested and nonvested benefits in the aggregate, using an assumed investment rate of return of 7.5%. There is no liability for past service cost.

      Pension expense for Federal for the years ended December 31, 1996, 1995 and 1994 was $123,000, $208,000 and $115,000, respectively, and is included in compensation and employee benefits. Pension expense consists of Federal's annual contributions to the Fund.

  Incentive Compensation and Senior Management Incentive Plans

      Federal adopted an Incentive Compensation Program in 1989 to provide an incentive and reward to key staff and other significant contributors to motivate and recognize them for individual and group performance. Compensation under this plan is based on achievement of several performance objectives established annually by the Federal Board of Directors.

      Lexington adopted a Senior Management Incentive Plan ("SMIP") effective January 1, 1994 to provide a financial incentive to executives whose job performance has a measurable impact on the achievement of long-term business objectives. Compensation under this plan, which is in lieu of profit sharing, is based on achievement of several performance objectives established annually by the Lexington Board of Directors.

      Affiliated adopted a SMIP effective October 18, 1995 to provide a financial incentive to executives whose job performance has a mesurable impact on the achievement of long-term business objectives. Compensation under this plan is based on achievement of several performance objectives established by the Affiliated Compensation Committee.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      No individual obtained compensation from more than one of these plans. Total expenses under these plans amounted to $468,000, $332,000 and $297,000 for 1996, 1995 and 1994, respectively, and is included in compensation and employee benefits and other expenses.

  Profit Sharing Plans

      Each profitable year, Lexington allocates for annual distribution 3.5% of its operational earnings, as defined, for profit sharing to employees who have at least three months of employment with Lexington. Employees share in the allocated profits on the basis of annual salary, length of service, attendance and meritorious service. Participants in the AFCB or Lexington SMIP do not participate in the Lexington Profit Sharing Plan and their pro-rata share is subtracted from the total profit sharing pool. Total profit sharing expense (excluding SMIP) amounted to $317,000, $110,000 and $156,000 for 1996, 1995 and
1994, respectively, and is included in compensation and employee benefits. The 1996 expense amount includes approximately $60,000 that relates to 1995 performance.

      In 1993, Federal established a qualified, tax-exempt profit sharing plan (the "Savings Plan") that is qualified under Section 401(k) of the Internal Revenue Code. All employees who have reached the age of 20, who have completed one year of employment and have been credited with 1,000 or more hours of service in a 12-month period are eligible to participate. Under the Savings Plan, participants are permitted to make salary reduction contributions equal to a percentage of annual salary up to 15% subject to Internal Revenue Service ("IRS") maximums. Federal matches 50% of the participant's contribution up to 4% of the employee's salary. All matching contributions by Federal are 50% vested after two years of employment and 100% vested after three years of employment.

      In addition, in order to provide an incentive for performance, Federal may make discretionary year end profit sharing contributions to eligible 401(k) participants based on Federal's profitability, payable within IRS regulations. The participants had the choice of receiving up to 50% of the discretionary contributions in cash; the remaining funds are contributed to 401(k) accounts. Total contributions to the plan, for both matching and discretionary contributions, including cash payments, were $113,000, $106,000, and $96,000 for the years ended December 31, 1996, 1995 and 1994, respectively, and are included in compensation and employee benefits.

  Employees' Stock Ownership Plan--Lexington

      In 1986, Lexington established an Employees' Stock Ownership Plan (the "Lexington ESOP") for eligible employees whereby benefits are payable upon retirement, disability, death or separation from service with the Bank. On December 19, 1986, Lexington issued 60,000 shares of common stock with a fair market value of $570,000 to the Lexington ESOP. The funds used to purchase the shares were borrowed by the Lexington ESOP from a third-party lender, less Lexington's initial contribution of $20,000. The loan was fully paid in 1993. In November 1996 the Lexington ESOP purchased from the Company at the then current market price an additional 40,000 shares of the Company's stock of which 37,748 shares were financed by a $859,000 loan from a third party lender. The note, which is secured by the unreleased shares, bears interest at the 90-day LIBOR rate plus 225 basis points and is paid quarterly, both principal and interest. Annually, the borrower has the option to choose either the above specified rate of interest or a rate equal to the base rate of the lending bank. The rate in effect at December 31, 1996 was 7.813%. Total compensation expense applicable to the Lexington ESOP amounted to $99,000 for 1996. There was no compensation expense or allocation of shares for the years ended December 31, 1995 and 1994. In 1996, 2,252 shares were released and allocated to eligible employees. Under the Lexington ESOP, shares are released annually and allocated to participants at October 31 of each year. There were no shares committed to be released as of December 31, 1996. Dividends on allocated and unreleased ESOP shares are credited to the accounts of the participants.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

  Employees' Stock Ownership Plan--Federal

      In 1993 Federal established an Employees' Stock Ownership Plan (the "Federal ESOP") in which all employees who have reached the age of 20 and who have completed 1,000 hours of service in a 12-month period beginning with such employee's date of employment may participate. Participants become 50% vested after two years and 100% vested after three years of service. The Federal ESOP purchased $1,000,000 (100,000 shares) of the common stock of Main Street in the Conversion. The Company recognized $360,000, $298,000 and $272,000 in related compensation expense for the years ended December 31, 1996, 1995 and 1994, respectively. A portion of the shares are released annually by the lender from collateral and allocated to employees; 14,286 shares were released for allocation in each of the past three years. There were no shares committed to be released as of December 31, 1996. Dividends on both allocated and unreleased shares, net of certain administrative expenses, are paid to the ESOP participants.

      The outstanding balance of funds borrowed by the Federal ESOP that were used to purchase Main Street stock in the subscription offering amounted to $535,000 and $679,000 at December 31, 1996 and 1995, respectively. Principal and interest payments are due in equal quarterly installments at an interest rate equal to the Federal funds effective rate plus 2.60%. The index rate in effect at December 31, 1996 was 8.01%. The loan is due in 2000 and is secured by 53,571 and 67,857 shares of Company common stock at December 31, 1996 and 1995, respectively.

15. Stock Based Compensation Plans

      Lexington had adopted stock option and stock appreciation rights plans for the benefit of its directors, officers and employees. Lexington reserved 230,000 and 115,000 shares of its common stock, respectively, for issuance pursuant to options granted under the 1986 Stock Option and Stock Appreciation Rights Plan and the 1994 Stock Option Plan.

      In 1993, Main Street, Federal's then parent, adopted a stock option plan for the benefit of its directors, officers and other employees, and reserved 290,720 shares of its common stock issued in the Conversion for grants under the Plan.

      As of October 18, 1995, the effective date of the Affiliation, the existing Lexington Option Plans and the Main Street Option Plan were terminated except as to the administration of outstanding options, and no further options can be granted under these plans. Immediately prior to the effective date, 175,720 shares of common stock would have been available for future option grants under these plans.

      In lieu of future option grants under the Lexington and Main Street plans, Affiliated adopted the Affiliated Community Bancorp, Inc. 1995 Stock Option Plan (the "Plan") as a replacement, pursuant to which options for 175,720 shares of Affiliated common stock could be granted. Both incentive and non-qualified stock options may be granted under this Plan. Options are generally granted at fair market value of the related stock at the grant date and expire ten years from such date. The Company had granted options on 130,000 shares through December 31, 1996. Effective January 16, 1997, the Company's Board of Directors amended and restated the Plan, subject to stockholder approval, to add an additional 250,000 shares.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      The Company accounts for stock-based employee compensation plans in accordance with APB No. 25 under which compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Had compensation cost for the stock-based employee compensation plans been determined based on the fair value at the date of grant in accordance with SFAS No. 123, the Company's net income and earnings would have been reduced to the following pro-forma amounts.

                                                            1996    1995
                                                            ----    ----

                                                           (In thousands,
                                                        except per share data)

    Net Income:
       As reported ..................................      $8,523  $5,707
       Pro forma ....................................      $8,409  $5,643
    Primary EPS:
       As reported ..................................      $ 1.65   $ 1.07
       Pro forma ....................................      $ 1.63   $ 1.06
    Fully Diluted EPS:
       As reported ..................................      $ 1.64   $ 1.07
       Pro forma ....................................      $ 1.61   $ 1.06

      Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

      In making the pro-forma calculations set forth above, the option exercise price equals the stock's market price on the date of the grant. Non-qualified options vest ratably over periods ranging from two to three years after the date of the grant, except that options to directors are immediately vested in full.

      The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1996 and 1995:

      Risk free interest rates of 6.59% to 6.69% (1996) and 5.77% to 6.81%
      (1995)
      Expected dividends of 2.8% per annum
      Expected lives of 7.0 years
      Expected volatility of 23%

      The combined activity for options granted under the plans is as follows:

                                                                  Years ended December 31,
                                                    ------------------------------------------------
                                                             1996                    1995
                                                    -----------------------  -----------------------
                                                    Number of   Weighted     Number of   Weighted
                                                     Shares   Average Price   Shares   Average Price
                                                    -------   -------------  --------  -------------

Outstanding at beginning of year ...............     394,500     $10.85       353,500     $ 9.98
Granted ........................................     106,000     $16.94        51,000     $16.42
Forfeited ......................................      (1,834)    $10.00            --         --
Exercised ......................................     (50,466)    $ 7.85       (10,000)    $ 8.80
                                                     -------     ------       -------     ------
Outstanding at end of year .....................     448,200     $12.63       394,500     $10.85
                                                     =======     ======       =======     ======
Options exercisable at end of year .............     351,534     $11.45       306,667     $ 9.88
                                                     =======     ======       =======     ======
Weighted average fair value of options granted..                 $ 4.60                   $ 5.11
                                                                 ======                   ======

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

                                                       Years ended December 31,
                                                       ------------------------
                                                            1996       1995
                                                           ------     ------

    Detail of exercises during the year:
       Exercised--at $ 5.25 ...........................     1,500         --
                --at $ 6.25 ...........................    32,300      5,500
                --at $ 8.50 ...........................     3,000         --
                --at $10.00 ...........................     9,666      3,000
                --at $15.75 ...........................     3,000      1,500
                --at $16.9375 .........................     1,000         --
                                                           ------     ------
                     Total ............................    50,466     10,000
                                                           ======     ======

      The following table summarizes information about stock options outstanding at December 31, 1996:

                                    Options Outstanding               Options Exercisable
                                   -----------------------     ----------------------------------
                                                 Weighted
                                                  Average      Weighted                  Weighted
                                      Number     Remaining      Average       Number      Average
                                   Outstanding  Contractual    Exercise    Exercisable   Exercise
Range of Exercise Prices           At 12/31/96      Life         Price     At 12/31/96     Price
------------------------           -----------  -----------    --------    -----------   --------
$ 5.25 ..........................     16,000     4 years       $ 5.25        16,000       $ 5.25
  6.25 ..........................     55,200     3 years       $ 6.25        55,200       $ 6.25
  8.50 ..........................     33,000     6 years       $ 8.50        33,000       $ 8.50
 10.00 ..........................    106,000     7 years       $10.00       106,000       $10.00
 13.375 .........................      3,000     7 years       $13.38         3,000       $13.38
 14.125 .........................      9,000     8 years       $14.13         9,000       $14.13
 15.375 to 15.75 ................     79,000     7 years       $15.63        76,334       $15.64
 16.625 to 17.375 ...............    147,000     9 years       $16.94        53,000       $16.90
                                     -------                                -------
                                     448,200                                351,534
                                     =======                                =======

16. Fair Values of Financial Instruments

      The Company discloses fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Certain financial instruments and all nonfinancial instruments are excluded from this disclosure. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

      The following methods and assumptions were used by the Company in estimating fair values of its financial instruments.

  Cash and Due From Banks, Federal Funds Sold and Overnight Deposits

      The carrying amounts reported in the balance sheet are a reasonable estimate of fair value due to the short maturity of those investments.

  Investment and Mortgage-backed Securities and Derivatives

      Fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments (see note 3).

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

  Loans Held-for-Sale

      For loans held-for-sale, fair value is based on prevailing market conditions and commitments from institutional investors to purchase such loans.

  Loans

      Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial real estate, residential mortgage and consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and by classified and nonclassified categories. The fair value of non-classified loans (other than those subject to short term, periodic rate adjustment to current offered rates, which are valued at the carrying amount) is estimated by discounting scheduled cash flows at the interest rate at which similar loans would have been made by the Company to borrowers with similar credit ratings and for similar loan products. Scheduled maturities used were contractual maturities for such loans except for residential loans where expected maturities took into account estimated prepayment speeds supplied by secondary market sources.

      Fair value for classified loans is based on estimated cash flows discounted using a rate commensurate with the risk associated with the related loans. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information.

  FHLB Stock

      The carrying amount reported in the balance sheet approximates fair value. If redeemed, the Company will receive an amount equal to the par value of the stock.

  Deposits

      The fair value of non-certificate deposits (demand, NOW, money market and regular savings accounts) is the amount payable on demand at the balance sheet date. The estimated fair value of certificate accounts is based on the discounted value of contractual future cash flows. The discount rate is based on rates offered by the Company for deposits of similar remaining maturities.

  Borrowed Funds

      Fair values for FHLB advances and ESOP debt are estimated using a discounted cash flow technique that applies interest rates currently being offered on advances to a schedule of aggregated expected monthly maturities.

  Escrow Deposits and Securities Sold Under Agreements to Repurchase

      The carrying amounts of escrow deposits and securities sold under agreements to repurchase at the balance sheet dates approximates fair value.

  Commitments to Extend Credit and Letters of Credit

      The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of letters of credit is based on fees currently charged for similar agreements.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

      The carrying and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows:

                                                     December 31, 1996    December 31, 1995
                                                    -------------------   ------------------
                                                    Carrying    Fair      Carrying    Fair
                                                     value      value      value      value
                                                    --------   --------   --------  --------
                                                       (In thousands)       (In thousands)
Financial assets:
   Cash and due from banks .......................  $ 11,331   $ 11,331   $ 14,037  $ 14,037
   Federal funds sold and overnight deposits .....     4,464      4,464      4,125     4,125
   Investment securities .........................   333,354    333,216    290,936   292,220
   Loans held for sale ...........................        --         --      1,071     1,071
   Loans, net ....................................   645,797    646,783    535,679   544,830
   Federal Home Loan Bank stock ..................    14,638     14,638     10,355    10,355
Financial liabilities:
   Non-certificate deposits ......................   282,135    282,135    265,381   265,381
   Certificates of deposits ......................   370,374    370,507    318,451   319,699
   Borrowed funds ................................   268,565    268,888    187,514   188,200
   Escrow deposits ...............................     2,087      2,087      1,904     1,904
   Securities sold under agreements to
     repurchase ..................................       727        727         --        --
Off-balance sheet instruments (see note 11):
   Commitments to extend credit ..................       285        285        395       395

Limitations

      Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for some of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, cash flows, current economic conditions, risk characteristics, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and market conditions could significantly affect the estimates. Further, the income tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on the fair value estimates and have not been considered.

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

17. Parent Company Financial Statements

      The Affiliated Community Bancorp, Inc. condensed balance sheets as of December 31, 1996 and 1995 are as follows:

                                                              1996     1995
                                                           --------     -------
                                                              (In thousands)

                       Assets
Cash and cash equivalents ..............................   $ 10,160     $12,969
Investment securities ..................................        740          --
Other assets ...........................................         35         481
Investment in bank subsidiaries:
   The Federal Savings Bank ............................     49,006      46,925
   Lexington Savings Bank ..............................     41,609      38,986
                                                           --------     -------
      Total Assets .....................................   $101,550     $99,361
                                                           ========     =======

           Liabilities and Stockholders' Equity
Accrued expenses .......................................      $ 148        $ 71
Stockholders' equity ...................................    101,402      99,290
                                                           --------     -------
      Total liabilities and stockholders' equity .......   $101,550     $99,361
                                                           ========     =======

      The condensed income statements for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                    1996        1995       1994
                                                  -------     -------     ------
                                                        (In  thousands)
Dividends from bank subsidiaries .............    $ 2,817     $ 2,029     $1,839
Interest income ..............................        486         546        518
Other ........................................         10          --         32
                                                  -------     -------     ------
   Total income ..............................      3,313       2,575      2,389
Expenses .....................................        679       1,502        151
                                                  -------     -------     ------
   Income before equity in undistributed
     earnings of bank subsidiaries and
     income taxes ............................      2,634       1,073      2,238
                                                  -------     -------     ------
Equity in undistributed earnings of
   bank subsidiaries:
   The Federal Savings Bank ..................      2,217       3,225      3,060
   Lexington Savings Bank ....................      3,617       1,390      1,866
                                                  -------     -------     ------
     Income before provision for income taxes       8,468       5,688      7,164
Provision (benefit) for income taxes .........        (55)        (19)       138
                                                  -------     -------     ------
       Net income ............................    $ 8,523     $ 5,707     $7,026
                                                  =======     =======     ======


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

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

      The condensed statements of cash flows for Affiliated Community Bancorp, Inc. are presented below for the years ended December 31, 1996, 1995 and 1994:

                                                    1996      1995       1994
                                                 --------   --------   --------
                                                        (In thousands)
Net Income ....................................  $  8,523   $  5,707   $  7,026
Adjustments to reconcile net income to net
 cash provided by operations:
   Undistributed earnings of bank subsidiaries     (5,834)    (4,615)    (4,926)
   Decrease (increase) in other assets ........       446        (21)      (223)
   (Decrease) increase in accrued expenses ....       404        (14)      (207)
                                                 --------   --------   --------
   Net cash provided by operating activities ..     3,539      1,057      1,670
Investment transactions:
   Purchase of securities .....................      (740)        --         --
Financing transactions:
   Proceeds from issuance of common stock .....       396        108         71
   Dividends paid .............................    (2,602)    (2,203)    (1,665)
   Increase in treasury stock .................    (3,402)        --         --
                                                 --------   --------   --------
  Net (decrease) increase in cash .............    (2,809)    (1,038)        76
Cash and cash equivalents at beginning of year     12,969     14,007     13,931
                                                 --------   --------   --------
Cash and cash equivalents at end of year ......  $ 10,160   $ 12,969   $ 14,007
                                                 --------   --------   --------
Cash paid for taxes ...........................  $  4,237   $  1,360   $  1,986
                                                 ========   ========   ========

18. Quarterly Results of Operations (Unaudited)

      A summary of consolidated operating results on a quarterly basis for the years ended December 31, 1996 and 1995 is as follows:

                                                                       1996
                                          ------------------------------------------------------------
                                          Fourth Quarter  Third Quarter  Second Quarter  First Quarter
                                          --------------  -------------  --------------  -------------
                                                             (Dollars in thousands)
Interest and dividend income ...........      $18,938         $18,280        $17,463         $16,660
Interest expense .......................       10,687          10,301          9,761           9,315
                                              -------         -------        -------         -------
       Net interest income .............        8,251           7,979          7,702           7,345
Provision for loan losses ..............          200             135            135             135
                                              -------         -------        -------         -------

   Net interest income, after
     provision .........................        8,051           7,844          7,567           7,210
Other income ...........................          379             404            423             432
Operating expenses (1) .................        4,176           6,367          4,171           4,252
                                              -------         -------        -------         -------
Income before income taxes .............        4,254           1,881          3,819           3,390
Provision for income taxes .............        1,555             579          1,420           1,267
                                              -------         -------        -------         -------
Net income (1) .........................      $ 2,699         $ 1,302        $ 2,399         $ 2,123
                                              =======         =======        =======         =======
Earnings per share (1) .................      $   .52         $   .24        $   .47         $   .41
                                              =======         =======        =======         =======

               AFFILIATED COMMUNITY BANCORP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)

                                                                       1995
                                          ------------------------------------------------------------
                                          Fourth Quarter  Third Quarter  Second Quarter  First Quarter
                                          --------------  -------------  --------------  -------------
                                                             (Dollars in thousands)
Interest and dividend income ............     $16,015         $15,443        $15,187         $14,351
Interest expense ........................       8,914           8,483          8,266           7,561
                                              -------         -------        -------         -------
        Net interest income .............       7,101           6,960          6,921           6,790
Provision for loan losses ...............          25             100            100             100
                                              -------         -------        -------         -------
     Net interest income, after
        provision .......................       7,076           6,860          6,821           6,690
Other income ............................         420             454            436             383
Operating expenses (2) ..................       6,029           4,086          3,946           4,173
                                              -------         -------        -------         -------
Income before income taxes ..............       1,467           3,228          3,311           2,900
Provision for income taxes ..............       1,332           1,335          1,347           1,185
                                              -------         -------        -------         -------
Net income (2) ..........................     $   135         $ 1,893        $ 1,964         $ 1,715
                                              =======         =======        =======         =======
Earnings per share (2) ..................     $   .03         $   .35        $   .37         $   .32
                                              =======         =======        =======         =======

----------
(1) Third quarter of 1996 included pre-tax charge of $2,121,000 or $.23 per share (after tax effect) for recapitalization of the Savings Association Insurance Fund (SAIF) of the FDIC.
(2) Fourth quarter of 1995 included pretax merger costs of $1,989,000 or $.35 per share (after tax effect).


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